EXHIBIT 4.14
NGTV
AND
CAPITAL GROWTH FINANCIAL, LLC
FORM OF
REPRESENTATIVE’S OPTION AGREEMENT FOR UNITS
Dated as of __________________, 2006

     REPRESENTATIVE’S OPTION AGREEMENT FOR UNITS dated as of _______________, 2006 among NGTV, a California corporation (the “Company”) and CAPITAL GROWTH FINANCIAL, LLC, the representative of the underwriters, a Florida limited liability company (hereinafter referred to variously as the “Holder”, “Underwriter” or “Representative”).
W I T N E S S E T H:
     WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the “Underwriting Agreement”) between the Representative, on behalf of the several underwriters, the Company and the Selling Security Holders named therein, to underwrite, on a firm commitment basis, the Company’s proposed public offering (“Public Offering”) of up to [5,997,174] units (exclusive of [899,576] over allotment units) (“Public Units”) at a public offering price of [$6.00] per Public Unit, each Public Unit consisting of one (1) share of the Company’s common stock no par value per share (“Common Stock”) and one (1) Redeemable Common Stock Purchase Warrant to purchase one-half of one share of Common Stock (“ Public Warrant”); and
     WHEREAS, the Company proposes to issue to the Representative options (“Representative’s Unit Purchase Options”) to purchase up to an aggregate of 416,667 Units [10% of the Public Units sold in the Offering excluding Public Units being sold by the Selling Security Holders and Public Units issuable in the event the over-allotment option is exercised] (the “Representative Units”) of the Company at a purchase price of $.001 per Representative’s Unit Purchase Option, exercisable at [120%] of the public offering price of the Public Units; and
     WHEREAS, the Representative Units shall be identical to the Public Units and each Representative Unit shall consist of (i) one share (“Representative Share”) of Common Stock of the Company (“Common Stock”) and (ii) one Warrant (“Representative Warrant”); and
     WHEREAS, the Representative’s Unit Purchase Options to be issued pursuant to this Agreement will be issued by the Company on the Closing Date (as such term is defined in the Underwriting Agreement) in consideration for, and as part of the compensation in connection with the Public Offering;

     NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate of Four Hundred Seventeen Dollars ($417.00 or $0.001 per Representative Unit), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant. The Holder is hereby granted the right to purchase, at any time from ____________2007 [one year from the Effective Date] until 5:00 P.M., Pacific Time, on ____________, 2011, up to an aggregate of [416,667] Representative Units at an initial exercise price per Representative Unit (subject to adjustment as provided in Section 8 hereof) of [120%] of the Public Offering Price (the “Exercise Price”).
     2. Representative’s Unit Purchase Option Certificates. The Representative’s option certificates (the “Representative’s Unit Purchase Option Certificates”) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.
     3. Exercise of Representative’s Unit Purchase Options.
     3.1 General. The Representative’s Unit Purchase Options initially are exercisable at the exercise price (subject to adjustment as provided in Section 8 hereof) per Representative Unit, as set forth in Section 6 hereof, payable by (i) certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof; or (ii) through a cashless exercise.
     3.2 Cashless Exercise. In lieu of the payment of the Exercise Price multiplied by the number of Representative Units for which the Representative’s Unit Purchase Options are exercisable in the manner required hereby, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of the Representative’s Unit Purchase Options into Representative Units (“Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Representative Units (or, following separation of the Public Units, that number of Representative Shares and Representative Warrants comprising that number of Representative Units) equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Representative’s Unit Purchase Options being converted by (y) the Current Market Value (as defined below). The “Value” of the portion of the Representative’s Unit Purchase Options being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Representative Units underlying the portion of the Representative’s Unit Purchase Options being converted from (b) the Current Market Value of a Public Unit multiplied by the number of Representative Units underlying the portion of the Representative’s Unit Purchase Options being converted. As used herein, the term “Current Market Value” per Public Unit at any date means: (A) in the event that neither the Public Units nor Public Warrants are still trading, the remainder derived from subtracting (x) the exercise price of the Representative Warrants multiplied by the number of Representative Shares issuable upon exercise of the Representative Warrants underlying one Representative Unit from (y)(i) the Current Market Price of the Common Stock multiplied by (ii) the number of Representative Shares underlying one Representative Unit, which shall include the shares of Common Stock underlying the Representative Warrants; (B) in the event that the Public Units, Common Stock and Public Warrants are still trading, (i) if the Public Units are listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq Capital Market or NASD OTC Bulletin Board (or successor exchange), the last sale price of the Public Units in the principal trading market for the Public Units as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; or (ii) if the Public Units are not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq Capital Market or the NASD OTC Bulletin Board (or successor exchange), but are traded in the residual over-the-counter market, the closing bid price for Public Units on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (C) in the event that the Public Units are not still trading but the Common Stock and Public Warrants underlying the Public Units are still trading, the Current Market Price of the Common Stock plus the product of (x) the Current Market Price of the Public Warrants and (y) the number of Representative Shares underlying the Representative Warrants included in one Representative Unit. The “Current Market Price” shall mean (i) if the Common Stock (or Public Warrants, as the case may be) is listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq Capital Market or NASD OTC Bulletin Board (or successor exchange), the last sale price of the Common Stock (or Public Warrants) in the principal trading market for the Common Stock as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; (ii) if the Common Stock (or Public Warrants, as the case may be) is not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq Capital Market or the NASD OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock (or Public Warrants) on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith. In the event the Public Warrants have expired (or are redeemed) and are no longer exercisable, no “Value” shall be attributed to the Representative Warrants underlying the Representative’s Unit Purchase Options. Additionally, in the event that the Representative’s Unit Purchase Options are exercised pursuant to this Section and the Public Warrants are still trading, the “Value” shall be reduced by the difference between the Representative Warrant Exercise Price and the exercise price of the Public Warrants multiplied by the number of Representative Warrants underlying the portion of the Representative’s Unit Purchase Options being converted.
     3.3 Limitation. A Holder may only elect a Cashless Exercise if the class of securities issuable by the Company on such exercise is publicly traded.

     3.4 Mechanics of Exercise. Upon surrender at the Company’s principal offices in California (presently located at 9944 Santa Monica Blvd., Beverly Hills, California 90012), of Representative’s Unit Purchase Options with the appropriate portion of the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Representative Units purchased (except to the extent of a Cashless Exercise), the registered holder of a Representative’s Unit Purchase Option (“Holder” or “Holders”) shall be entitled to receive a certificate or certificates for the Representative Units so purchased. The Representative Units shall be identical to the Public Units. The purchase rights represented by each Representative’s Unit Purchase Option are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Representative Units). In the case of the purchase of less than all the Representative Units purchasable under any Representative’s Unit Purchase Option Certificate, the Company shall cancel the Representative’s Unit Purchase Option Certificate upon the surrender thereof, and shall execute and deliver a new Representative’s Unit Purchase Option Certificate of like tenor for the balance of the Representative Units purchasable thereunder.
     4. Issuance of Certificates. Upon the exercise of Representative’s Unit Purchase Options, the issuance of certificates for the Representative Units, Representative Warrants and Representative Shares or other securities, properties or rights underlying such Representative’s Unit Purchase Option, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Representative and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     The Representative’s Unit Purchase Options and the certificates representing the Representative Units, Representative Warrants and Representative Shares issuable upon exercise of the Representative’s Unit Purchase Options, as well as the Common Stock issuable upon exercise of the Representative Warrants (the “Warrant Shares”) shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman or Vice Chairman of the Board of Directors or any President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. The Representative’s Unit Purchase Options shall be dated the date of the execution by the Company upon initial issuance, division, exchange, substitution or transfer. The certificates representing the Representative Units, Representative Warrants, Representative Shares and Warrant Shares issuable upon exercise of the Representative’s Unit Purchase Options shall be identical in form and substance to those issued and sold to the public in connection with the Public Offering, including the terms of redemption for the Public Warrants. Notwithstanding the foregoing, if, at the time of exercise of a Representative’s Unit Purchase Option, the Representative Units into which the Representative’s

Unit Purchase Option are exercisable have been separated and no longer trade as Public Units, then, upon exercise of the Representative’s Unit Purchase Option, and in lieu of Representative’s Units, the Company shall issue to the registered Holder, in the manner provided in the first paragraph of this Section 4:
     (i) such number of Representative Shares as would have been included in each of the Representative Units had Representative Units been issued upon exercise of the Representative’s Unit Purchase Option by such Holder, registered in such name(s) as may be designated by the Holder not inconsistent with Section 5 hereof; and
     (ii) such number of Representative Warrants as would have been included in the Representative’s Units had Representative Units been issued upon exercise of the Representative’s Unit Purchase Option by such Holder, registered in such name(s) as may be designated by the Holder not inconsistent with Section 5 hereof.
     5. Restriction On Transfer of Representative’s Unit Purchase Option. Neither the Representative’s Unit Purchase Options nor the securities of NGTV issuable thereunder may be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Unit Purchase Options or the NGTV securities issuable thereunder by any person during the 180 days immediately following the effective date of the Registration Statement or the commencement of the Offering, whichever is later, except transfers to any NASD member participating in the Offering or its officers or partners, or except as otherwise specifically permitted by NASD Conduct Rule 2710(g)(2).
     6. Exercise Price.
     6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Representative’s Unit Purchase Option shall be [$7.20] (120% of Unit Offering Price) per Unit. The exercise price shall be adjusted from time to time in accordance with the provisions of Section 8 hereof.
     6.2 Exercise Price. The term “Exercise Price” herein shall mean the initial exercise price or the adjusted exercise price, as the context may require.
     7. Registration Rights.
     7.1 Demand Registration Under the Securities Act of 1933. At any time commencing after ____________, 2007 [one (1) year from the Effective Date] through and including ____________, 2011 [five (5) years from the Effective Date], the Holders of at least 51% of the Representative’s Unit Purchase Options and/or the underlying Representative Units and/or the underlying securities (a “Majority of Holders”), shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Representative Units, Representative Warrants, Representative Shares and Warrant Shares during a period equal to the longer of: (i) nine (9) months or (ii) the unexpired term of the Representative Warrants by such Holders and any other Holders of Representative’s Unit Purchase Options, Representative Units, Representative Shares, Representative Warrants and Warrant Shares who shall notify the Company within ten (10) days after receiving notice from the Company of such request.
     7.2 Piggyback Registration. If, at any time commencing after ____________, 2006, through and including ____________, 2011 [five (5) years from the Effective Date], the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8 or similar form) it will give written notice by registered or certified mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of Representative’s Unit Purchase Options, Representative Units, Representative Warrants, Representative Shares and Warrant Shares underlying the Representative Units, of its intention to do so. If any of the Representatives or other Holders of Representative’s Unit Purchase Options, Representative Units, Representative Warrants, Representative Shares or Warrant Shares underlying the Representative Units, notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any of the Representative Units, Representative Warrants, Representative Shares and/or Warrant Shares beneficially owned by them in such proposed registration statement, the Company shall afford each of the Representative and each such Holder, the opportunity to have any of their Representative Units, Representative Warrants, Representative Shares and/or Warrant Shares registered under such registration statement.
     Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the Effective Date thereof.
     7.3 Notice of Registration. The Company covenants and agrees to give written notice of any registration request under Section 7.1 by any Holder or Holders to all other registered Holders of the Representative’s Unit Purchase Option, Representative Units, Representative Shares, Representative Warrants and Warrant Shares underlying the Representative Units within ten (10) days from the date of the receipt of any such registration request.
     7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.1 or 7.2 hereof, the Company covenants and agrees as follows:
     (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor in accordance with Section 7.1, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder whose securities are included in such registration statement such number of prospectuses as shall reasonably be requested. Notwithstanding the foregoing sentence, the Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 7.4(a) if (i) the Company is under contract or other binding legal obligation for a material acquisition, reorganization or divestiture, or (ii) the Company is publicly committed to a self-tender or exchange offer and the filing of a registration statement would cause a violation of Regulation M under the Securities Exchange Act of 1934. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 7.4(a) upon the earlier of (i) the consummation or termination, as applicable, of the event requiring such postponement or (ii) 90 days after the receipt of the initial demand for such registration.
     (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.1 and 7.2 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Representative Units, Representative Shares, Representative Warrants and Warrant Shares underlying the Representative Units.
     (c) The Company will take all necessary action which may be required in qualifying or registering the Representative Shares, Representative Warrants and Warrant Shares underlying the Representative Units included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.
     (d) The Company shall indemnify the Holder(s) of Representative’s Unit Purchase Options, Representative Units, Representative Shares and Representative Warrants to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Representative contained in Section 7 of the Underwriting Agreement.
     (e) The Holder(s) of Representative’s Unit Purchase Options, Representative Units, Representative Shares, Representative Warrants and Warrant Shares underlying the Representative Units to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Representative has agreed to indemnify the Company.
     (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Representative’s Unit Purchase Options or their Unit Warrants prior to the initial filing of any registration statement or the effectiveness thereof.
     (g) If the Representative Units, Representative Shares, Representative Warrants and Warrant Shares underlying the Representative Units are to be sold in an underwritten public offering, the Company shall use its best efforts to furnish to each Holder participating in the offering and to each such underwriter, a signed counterpart, addressed to such underwriter, of (i) an opinion of counsel to the Company dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.
     (h) The Company shall as soon as practicable after the Effective Date of the registration statement, and in any event within 15 months thereafter, have made “generally available to its security holders” (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Effective Date of the registration statement.

     (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, and the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all Company memoranda (excluding memoranda to and from counsel) relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (“NASD”). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.
     (j) The Company shall enter into an underwriting agreement with the managing underwriter(s) selected for such underwriting, if any, which underwriter shall be subject to approval by a Majority of Holders requesting to be included in such underwriting. Such underwriting agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s).
     The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Representative Units, Representative Shares, Representative Warrants and Warrant Shares underlying the Representative’s Units and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders, their intended methods of distribution, and except for matters related to disclosures with respect to such Holders, contained or required to be contained, in such registration statement under the Act and the rules and regulations thereunder.
     (k) For purposes of this Agreement, computation of a “Majority of Holders” shall exclude Representative’s Unit Purchase Options, Representative Units, Representative Shares and Representative Warrants, that are, at the time of computation, then subject to a current registration statement or have been resold to the public pursuant to Rule 144 under the Act or a registration statement filed with the Commission under the Act.
     8. Adjustments to Exercise Price and Number of Securities. The Exercise Price and number of securities issuable with respect to the Representative Warrants shall be adjusted on the same terms and conditions, and at the same time, as any adjustments in the Exercise Price and number of shares issuable with respect to the Public Warrants required by the terms of the Public Warrants.
     9. Exchange and Replacement of Representative’s Unit Purchase Option. Each Representative’s Unit Purchase Option Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Representative’s Unit Purchase Option Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Representative Units as provided in the original Representative’s Unit Purchase Options in such denominations as shall be designated by the Holder thereof at the time of such surrender.
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representative’s Unit Purchase Option Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative’s Unit Purchase Option Certificate, if mutilated, the Company will make and deliver a new Representative’s Unit Purchase Option Certificate of like tenor, in lieu thereof.
     10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Representative’s Unit Purchase Options, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.
     11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representative’s Unit Purchase Options, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Representative’s Unit Purchase Options and/or the Representative Warrants and payment of the Exercise Price therefor, all Representative Units, Representative Warrants, Representative Shares, Representative Warrants or Warrant Shares shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representative’s Unit Purchase Options and/or Representative Units shall be outstanding, the Company shall use its best efforts to cause all Representative Units, Representative Shares, Representative Warrants and Warrant Shares issuable upon the exercise of the Representative’s Unit Purchase Options and Representative Units to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on the American Stock Exchange.
     12. Notices to Representative’s Option Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative’s Unit Purchase Options or Representative Warrants and their exercise, any of the following events shall occur:
     (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
     (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or
     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed;
then, in any one or more of such events the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.
     13. Notices. All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
     (a) If to the registered Holder of Representative’s Unit Purchase Options, Representative Units, Representative Shares, Representative Warrants and Warrant Shares to the address of such Holder as shown on the books of the Company; or
     (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.
     14. Supplements and Amendments. The Company and the Representative may from time to time mutually supplement or amend this Agreement without the approval of any holders of Representative’s Unit Purchase Options (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Representative’s Unit Purchase Options.
     15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.
     16. Termination. This Agreement shall terminate at the close of business on ____________, 2011. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ____________, 2012.
     17. Governing Law: Submission to Jurisdiction.
     (a) This Agreement and each Representative’s Unit Purchase Option issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of such State without giving effect to the rules of said State governing the conflicts of laws.
     (b) The Company, the Representative and, by acceptance of Representative’s Unit Purchase Options, the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United States of America Federal Courts located in the State of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.
     18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and, except as provided in Section 14 hereof, may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.
     19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.
     21. Benefits or this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Representative’s Unit Purchase Option, Representative Units, Representative Shares, Representative Warrants or Warrant Shares underlying the Representative Unit any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Representative’s Unit Purchase Optiosn or Representative Units, Representative Shares, Representative Warrants and/or Warrant Shares.
     22. Facsimile; Counterparts. This Agreement may be executed by facsimile signature, in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]	NGTV
By:
Name:
		Title:	President

Attest:
Secretary

CAPITAL GROWTH FINANCIAL, LLC
By:
Name:
Title:

EXHIBIT A
[FORM OF REPRESENTATIVE’S UNIT PURCHASE OPTION CERTIFICATE]
     THE REPRESENTATIVE’S UNIT PURCHASE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.
     THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE’S UNIT PURCHASE OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVE’S OPTION AGREEMENT FOR UNITS REFERRED TO HEREIN.
EXERCISABLE ON OR BEFORE
5:00 P.M., PACIFIC TIME, _______________, 2011
No. W-          Representative’s Unit Purchase Options
Representative’s Unit Purchase Options
     This Representative’s Unit Purchase Option Certificate certifies that Capital Growth Financial, LLC, or registered assigns, is the registered holder of ____________[_________ ] Representative’s Unit Purchase Options to purchase initially, at any time from _______________, 2007 until 5:00p.m. Pacific Time on _______________, 2011 (“Expiration Date”), up to _______________ [____________] Units (the “Units”) of NGTV, a California corporation (the “Company”), at an initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $____________[ 120% of the public offering price of the Units] upon surrender of this Representative’s Unit Purchase Option Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative’s Option Agreement for Units dated as of _______________, 2006 between the Company and Capital Growth Financial, LLC (the “Representative’s Option Agreement”). Subject to cashless exercise, as defined and in the manner provided for in Section 2 of the Representative’s Option Agreement, payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.
     No Representative’s Unit Purchase Options may be exercised after 5:00 p.m., Pacific Time, on the Expiration Date, at which time all Representative’s Unit Purchase Options evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Representative’s Unit Purchase Options evidenced by this Representative’s Unit Purchase Option Certificate are part of a duly authorized issue of Representative Units pursuant to the Representative’s Option Agreement, which Representative’s Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Representative’s Unit Purchase Options.
     The Representative’s Option Agreement provides that upon the occurrence of certain events the exercise prices and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Representative’s Unit Purchase Option Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Representative’s Unit Purchase Options; provided, however, that the failure of the Company to issue such new Representative’s Unit Purchase Options shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Representative’s Option Agreement.
     Upon due presentment for registration of transfer of this Representative’s Unit Purchase Option Certificate at an office or agency of the Company, a new Representative’s Unit Purchase Option Certificate of like tenor and evidencing in the aggregate a like number of Representative’s Unit Purchase Options shall be issued to the transferee(s) in exchange for this Representative’s Unit Purchase Option Certificate, subject to the limitations provided herein and in the Representative’s Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.
     Upon the exercise of less than all of the Representative’s Unit Purchase Options evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Representative’s Unit Purchase Option Certificate representing such number of unexercised Representative’s Unit Purchase Options.
     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of the Representative’s Unit Purchase Options evidenced by this Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.
     All terms used in this Representative’s Unit Purchase Option which are defined in the Representative’s Option Agreement shall have the meanings assigned to them in the Representative’s Option Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Representative’s Unit Purchase Option Certificate to be duly executed under its corporate seal.
Dated as of ____________, 2006

[SEAL]	NGTV
By:
		Name:	Jay Vir
		Title:	Co-President

Attest:
Kourosh Taj, Co-President

[FORM OF ELECTION TO PURCHASE]
     The undersigned hereby elects irrevocably to exercise all or a portion of the within Representative Unit Purchase Options and to purchase ____________ Representative Units of NGTV, and hereby makes payment of $____________ (at the rate of $[7.20] per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Representative Units, or if this election is made following separation of the Public Units, then please issue the Representative Shares and Representative Warrants as to which this Representative’s Unit Purchase Option is exercised in accordance with the instructions given below.
or
     The undersigned hereby elects irrevocably to convert its right to purchase ____________ Representative’s Units purchasable under the within Representative’s Unit Purchase Options by surrender of the unexercised portion of the attached Representative’s Unit Purchase Options (with a “Value” based of $____________ based on a “Market Price” of $____________). Please issue the Representative Units, or if this election is made following separation of the Public Units, then please issue the Representative Shares and Representative Warrants as to which this Representative’s Unit Purchase Option is exercised in accordance with the instructions given below.
Dated:

Signature

(Insert Social Security or Other
Identifying Number of Holder)

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
(Print in Block Letters)

Address

Tax Identification Number
NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.